Exhibit 10.1(g)

RUBICON TECHNOLOGY, INC.

AMENDMENT NO. 7

TO THE

RUBICON TECHNOLOGY, INC. 2001 EQUITY PLAN

This Amendment No. 7 (the “Amendment”) amends the 2001 Equity Plan of Rubicon Technology, Inc., a Delaware corporation, as amended by Amendment No. 1, dated as of November 6, 2001, Amendment No. 2, dated as of May 21, 2002, Amendment No. 3, dated as of May 28, 2004, Amendment No. 4, dated as of December 6, 2004, Amendment No. 5, dated as of June 28, 2005 and Amendment No. 6, dated November 30, 2005 (the “Plan”). Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect.

1.	Amendments

(a)	Section 3(a) (numbered as paragraph (a) pursuant to the Amendment No. 6 to the Plan) is hereby amended to renumber that paragraph as Section “3” and the first sentence of that paragraph is hereby deleted in its entirety and the following substituted in its stead:

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares which may be optioned or sold under the Plan is Eighteen Million Eight Hundred Forty-Five Thousand Six Hundred Seventy-Seven (18,845,677) Shares.

(b)	Section 3(b) of the Plan is hereby deleted in its entirety.

2.	Adoption

This Amendment to the Plan has been adopted by the Board of Directors as of July 26, 2006 and the Stockholders as of July 26, 2006.